Exhibit 99.1

Grown Rogue to Report First Quarter 2026 Financial Results and Host Conference Call on May 12, 2026

MEDFORD, Ore. , April 27, 2026 /CNW/ - Grown Rogue International Inc. ("Grown Rogue" or the "Company") (CSE: GRIN) (OTC: GRUSF), a flower-forward cannabis company combining craft values with disciplined execution, today announced it will release first quarter 2026 financial results after the market closes on Tuesday, May 12, 2026.

The Company will also host a conference call on Tuesday, May 12, 2026, at 5:00 p.m. Eastern Time (ET) / 2:00 p.m. Pacific Time (PT) to discuss the results and provide a corporate update.

CEO Obie Strickler and members of the management team will host the call, followed by a question-and-answer period.

Conference Call Details

Date:	Tuesday, May 12, 2026

Time:	5:00 p.m. ET / 2:00 p.m. PT

Webcast:	Register

Dial-in:	1-800-836-8184 (North America Toll-Free)

A telephone replay of the conference call will be available until May 19, 2026, by dialing (+1) 888 660 6345 and entering replay code 19264#. A transcript of the call will also be made available on Grown Rogue's Investor Relations website at https://www.grownrogue.com/investors.

For assistance, please contact invest@grownrogue.com

About Grown Rogue

Grown Rogue International Inc. (CSE: GRIN | OTC: GRUSF) is a flower-forward cannabis company rooted in Oregon's Rogue Valley, a region known for its deep cannabis heritage and commitment to quality. With operations in Oregon, Michigan, and New Jersey--and expansion underway in Illinois--Grown Rogue specializes in producing designer-quality indoor flower. Known for exceptional consistency and care in cultivation, our products are valued by retailers, budtenders, and consumers alike. By blending craft values with disciplined execution, we've built a scalable, capital-efficient platform designed to thrive in competitive markets. We believe sustained excellence in cannabis flower production is the engine of the industry's supply chain--and our competitive advantage. For more information about Grown Rogue, please visit www.grownrogue.com.

SOURCE Grown Rogue International Inc.

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/April2026/27/c2736.html

%CIK: 0001463000

For further information: General Inquiries and Investor Contact: Obie Strickler, Chief Executive Officer, obie@grownrogue.com; Investor Relations: invest@grownrogue.com, (458) 226-2662

CO: Grown Rogue International Inc.

CNW 07:00e 27-APR-26